UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): July 20, 2005 (July 18, 2005)


                                  Vsource, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                   000-30326                     77-0557617
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)             File Number)              Identification No.)


   7855 Ivanhoe Avenue, Suite 200, La Jolla, California          92307-4508

 --------------------------------------------------------     ------------------
         (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (858) 551-2920




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

PURCHASE AGREEMENT
------------------

     On July 18, 2005, Vsource, Inc. (referred to as "Vsource," "we" or "us" in this Current Report on Form 8-K) entered into a Series 5-A Preferred Stock and Warrant Purchase Agreement, dated as of July 7, 2005 (the "Purchase Agreement"), pursuant to which Vsource issued and sold 1,478 shares of a newly created class of preferred stock, known as Series 5-A Convertible Preferred Stock, and warrants to purchase an aggregate of 886,800 shares of common stock to a group of investors led by Hope & Abel Investments, LLC of Los Angeles, California (the "Lead Investor" and together with the other investors identified in the Purchase Agreement, the "Investors"), in exchange for an aggregate purchase price of US$1.478 million (the "Financing"). The Purchase Agreement is described in more detail under Item 3.02 below.

     A copy of the Purchase Agreement is attached as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

     Set forth in this Current Report on Form 8-K is a summary of the material terms of the Financing, which summary is qualified by reference to the full text of the underlying documents which have been filed as exhibits to this Current Report Form 8-K. The information disclosed in this Form 8-K is provided pursuant to the periodic reporting requirements of the U.S. Federal securities laws and is not intended to constitute an offer to sell or a solicitation of an offer to buy any securities.

CONSULTING AGREEMENT
--------------------

     Under the terms of the Financing and as required as a pre-condition to the Investors' purchase of the Series 5-A Preferred Stock, on July 18, 2005 we entered into a two year consulting agreement with Dennis M. Smith and simultaneously terminated our existing employment agreements with Mr. Smith. The terminated employment agreements were with two of Vsource's subsidiaries and were each dated as of April 1, 2005, copies of which were attached as Exhibits
10.1 and 10.2, respectively, to Vsource's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on April 5, 2005.

     Mr. Smith was one of the Investors and purchased 100 shares of Series 5-A Preferred Stock and warrants to purchase 60,000 shares of common stock.

     Under the consulting agreement, dated as of July 18, 2005 (the "Consulting Agreement"), by and between Mr. Smith and Vsource, Mr. Smith receives a monthly salary of $25,000 (the "Monthly Fee") and is obligated to use his best efforts to advance the interests of Vsource and its subsidiaries and reports to the Chairman of our Board. The Consulting Agreement has an initial two year term that ends July 18, 2007 (the "Initial Term"). Vsource may immediately terminate the Consulting Agreement with cause upon the happening of certain specified events. Vsource may, at its discretion, terminate the Consulting Agreement upon written notice without cause; provided, however, in the event Mr. Smith is terminated without cause Vsource is obligated to pay Mr. Smith a lump sum payment equal to the Monthly Fee multiplied by the number of months remaining in the Initial Term, which payment is due no later than thirty days following termination. Mr. Smith may terminate his Consulting Agreement upon at least sixty days written notice to Vsource. A copy of the Consulting Agreement is attached as Exhibit 10.1 to this Current Report Form 8-K and is incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.
              ----------------------------------------------

     As described in Item 1.01 above, on July 18, 2005, we terminated our existing employment agreements with Dennis M. Smith.

Item 3.02.       Unregistered Sales of Equity Securities.
                 ---------------------------------------

GENERAL
-------

     On July 18, 2005 and in accordance with the terms of the Purchase Agreement, we completed the Financing and issued and sold 1,478 shares of Series 5-A Convertible Preferred Stock and warrants to acquire 886,800 shares of common stock to the Investors.

     The 1,478 shares of Series 5-A Preferred stock have an initial conversion price of $0.3125 per share and in the aggregate are convertible into 4,729,600 shares of common stock, representing 65.7% of Vsource's common stock, on a fully diluted basis. The related warrants have an initial exercise price of $0.50 per share and, if exercised, in the aggregate would be exercisable into 886,800 shares of common stock, representing 11.0% of Vsource's common stock, on a fully diluted basis.

     All of the securities sold in the Financing were sold in a private placement to accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

SERIES 5-A PREFERRED STOCK
--------------------------

     DIVIDENDS. The holders of Series 5-A Preferred Stock are entitled to receive cash dividends in an amount equal to $40 per share annually, out of any assets legally available for that purpose, prior and in preference to any declaration or payment of any dividend on our common stock, payable if and when a dividend is declared by our Board of Directors. The foregoing preference does not apply, however, to any dividend payable in our common stock or other securities and rights convertible into or entitling the holder of those securities to receive, directly or indirectly, additional shares of our common stock. These dividends are not cumulative. No dividend may be declared and paid upon shares of Series 5-A Preferred Stock in any fiscal year unless dividends equal to any dividends declared and payable to the holders of our common stock have first been paid upon or declared and set aside for payment to the holders of shares of our Series 1-A and 2-A Convertible Preferred Stock for such fiscal year. No undeclared or unpaid dividend on the Series 5-A Preferred Stock shall ever bear interest.

     LIQUIDATION. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of Series 5-A Preferred Stock shall be entitled to receive, after distribution of all amounts due to the holders of our Series 1-A Convertible Preferred Stock and Series 2-A Convertible Preferred Stock but prior and in preference to any distribution of any of our assets or surplus funds to the holders of our common stock, a preference amount. The preference amount per share of Series 5-A Preferred Stock is equal to the sum of (a) the original issue price, which initially is US$1,000 (as adjusted for stock splits, stock dividends, combinations and the like), plus
(b) an amount equal to all declared but unpaid dividends on such share, if any, but only to the extent of our retained earnings. A liquidation, dissolution or winding up of our company is deemed to include the acquisition of our company or a sale of all or substantially all of our assets, unless, in each case, our stockholders immediately prior to such acquisition or sale will, immediately after such acquisition or sale, hold a majority of the voting power of the surviving or acquiring entity.

     REDEMPTION. We have the right to redeem any or all of the outstanding shares of the Series 5-A Preferred Stock at any time upon five business days' prior notice. The redemption price is (i) 120% of the original issue price if the redemption occurs during the first twelve months following the July 18, 2005 closing date; (ii) 110% of the original issue price if the redemption occurs during the second twelve months following the closing date; (iii) 105% of the original issue price if the redemption occurs during the period starting on the completion of the twenty-fourth month and ending on the forty-eight month following the closing date; and (iv) the original issue price if the redemption occurs after the completion of the forty-eight month following the closing date. The Certificate of Designations for the Series 5-A Preferred Stock, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference, sets forth additional provisions if the foregoing redemption would result in an impairment of our capital under Delaware law.

     If and as long as a "triggering event" specified in the Certificate of Designations for the Series 5-A Preferred Stock has occurred and remains in effect, the holders of a majority of the outstanding shares of Series 5-A Preferred Stock have the right, at such holders' option, to require us to redeem all of such holders' shares of Series 5-A Preferred Stock at a price per share equal to the original issue price plus an amount equal to any declared but unpaid dividends on such shares by delivery of written notice to us. A triggering event means the occurrence of any of the following events:

     o the registration statement described below under the sub-heading "Other Purchase Agreement Terms - Registration Rights" is not declared effective by the SEC on or before the date which is fifteen (15) months following the July 18, 2005 closing date or, during the "effectiveness period" as defined in the Certificate of Designations for the Series 5-A Preferred, an effective registration statement is not on file with the SEC for any reason (including, without limitation, the issuance of a stop order) for a period of twenty (20) consecutive trading days; provided, that a triggering cvent shall not be deemed to occur if the failure to have an effective registration statement on file is (x) due to factors within the control of the holders of the Series 5-A Preferred Stock (including a failure to make a demand for registration of the resale of the Series 5-A Preferred Stock) or (y) the result of a "permitted black-out period" under the Certificate of Designations;

     o our common Stock is not listed or eligible for quotation on one of the NASDAQ, the OTC Bulletin Board, Nasdaq Small Cap Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., for a period of five (5) consecutive trading days;

     o our issuance of a written notice to any holder of Series 5-A Preferred Stock, including by way of public announcement, at any time, of our inability to comply or its intention not to comply with proper requests for conversion of any Series 5-A Preferred Stock into shares of common stock;

     o our failure to comply with a properly tendered notice of conversion within ten (10) business days after the receipt by us of such a notice; or

     o we breach any provision of the Certificate of Designation for the Series 5-A Preferred Stock and such breach is not cured within a reasonable period of time following notice of such breach, except to the extent that such breach would not have a material adverse effect on any holder of Series 5-A Preferred Stock.

     VOTING RIGHTS. The holder of each share of Series 5-A Preferred Stock shall have the right to one vote for each share of common stock to which such Series 5-A Preferred Stock could then be converted, and with respect to such vote, the holder has full voting rights and powers equal to the voting rights and powers of the holders of common stock. Holders of Series 5-A Preferred Stock shall be entitled to vote, together with holders of common stock, on any matter upon which the holders of common stock have the right to vote.

     CONVERSION. The Series 5-A Preferred Stock will be convertible, at the option of the holder at any time, into such number of shares of common stock as is determined by multiplying the number of shares of Series 5-A Preferred Stock by the original issue price (as adjusted for stock splits, stock dividends, combinations and the like) and then dividing such amount by the conversion price, which is initially US$0.3125 per share. The conversion price may be adjusted from time to time as a result of stock dividends, distributions payable in common stock or other securities, stock splits, reverse stock splits, recapitalizations, reclassifications, exchanges, reorganizations, mergers, consolidations, sales of assets or sales of shares by us below the conversion price of the shares of Series 5-A Preferred Stock. Following any of those events, the conversion price and the number of shares issuable upon conversion of the Series 5-A Preferred Stock in effect immediately prior to those events will, concurrently with the effectiveness of those events, be proportionately decreased, increased or otherwise modified, on the terms described in the Certificate of Designations for the Series 5-A Preferred Stock.

     At any time and upon delivery of a written notice to Vsource, holders of not less than the majority of the then outstanding shares of Series 5-A Preferred Stock may elect to effect an automatic conversion of each share of Series 5-A Preferred Stock outstanding into shares of Vsource common stock at the then applicable conversion price.

     In addition, Vsource may, at its option, convert all shares of the Series 5-A Preferred Stock into shares of common stock at the then applicable conversion price in the event the closing price of the common stock exceeds $0.65 per share for thirty consecutive trading days prior to the mailing of a conversion notice.

     RESTRICTIONS ON CERTAIN ACTIONS. So long as at least 25% of the authorized shares of Series 5-A Preferred Stock remain outstanding, we may not, without the vote or written consent by the holders of a majority of the then outstanding shares of Series 5-A Preferred Stock, voting together as a single class:

     o amend, alter or repeal the provisions of the Series 5-A Preferred Stock in the Series 5-A Preferred Stock Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series 5-A Preferred Stock;

     o repurchase, redeem or pay dividends or effect any other distribution on, shares of our capital stock ranking junior to the Series 5-A Preferred Stock, other than dividends payable in our capital stock; or

     o amend our Certificate of Incorporation (including by way of a Certificate of Designation) or our bylaws to change materially and adversely the rights, preferences, privileges or limitations of the Series 5-A Preferred Stock provided, that the foregoing shall in no way limit our ability to authorize, create or issue any class of capital stock ranking senior (in terms of dividends, liquidation preference or redemption) to, or pari passu with, the Series 5-A Preferred Stock.

WARRANTS
--------

     As part of the Financing, we issued to the Investors warrants initially exercisable for the purchase of an aggregate of 886,800 shares of common stock at an initial exercise price of US$0.50 per share. The warrants are exercisable until July 18, 2007. The number of shares and per share purchase price under these warrants are subject to adjustment as a result of stock dividends, distributions payable in common stock or other securities, stock splits, reverse stock splits, recapitalizations, reclassifications, exchanges, reorganizations, mergers, consolidations or sales of assets. The holders of the warrants will not be entitled to any voting rights or any other rights as a stockholder of our company until they are duly exercised for shares of common stock.

     A copy of the form of warrant is attached as Exhibit 4.2 to this Current Report Form 8-K and is incorporated herein by reference.

OTHER PURCHASE AGREEMENT TERMS
------------------------------

     INDEMNITIES. We are obligated to indemnify each Investor under the Purchase Agreement against any losses or other liabilities arising out of or based upon any material breach of any representation, warranty, covenant or agreement by us in the Purchase Agreement. We do not have to make indemnity payments in excess of the aggregate purchase price paid by the purchasers for the Series 5-A Preferred Stock and warrants. The Lead Investor is obligated to indemnify us against any losses or other liabilities arising out of or based upon any material breach of any representation, warranty, covenant or agreement by the Investors in the Purchase Agreement.

     REGISTRATION RIGHTS. No sooner than six months from the July 18, 2005 closing date, upon demand by Investors owning at least 50% of the outstanding shares of the common stock underlying the Series 5-A Preferred Stock and related warrants, within thirty days of such demand we are obligated to file a registration statement registering their shares for public resale in the U.S., subject to the limitations and conditions set forth in the Purchase Agreement. There can only be one demand registration and the registration statement would cover:

     o the resale of all common stock issuable upon conversion of Series 5-A Preferred Stock,

     o the resale of all common stock issuable to holders of the warrants which are issued in connection with the Series 5-A Preferred Stock.

     These shares are known as "registrable securities." The registration will be made by means of a registration statement on Form SB-2 or other appropriate form. The Purchase Agreement provides for the suspension of our registration obligations under certain circumstances in response to this right to a demand registration. For example, we can delay for limited periods any demand registration if our Board of Directors determines that the registration would be detrimental to us or the fulfillment of such obligations would require us to prepare financing statements not required to be prepared by us to comply with our obligations under the Securities and Exchange Act of 1934. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications registering the registrable securities will be borne by us. We are required to only pay for one registration. We are obligated to use commercially reasonable efforts to keep the registration statement continually effective under the Securities Act until the date which is the earliest of:

     o    the date on which all registrable securities have been sold;

     o the date on which all registrable securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k) of the Securities Act; or

     o two years from the date the registration statement is declared effective by the SEC.

BOARD APPROVAL
--------------

     The Financing and Consulting Agreement were unanimously approved by the other members of Vsource's Board, with Mr. Smith recusing himself from the vote.

Item 5.02         Departure of Principal Officers; Election of Directors;
                  Appointment of Principal Officers.
                  -------------------------------------------------------

     On July 18, 2005 and in connection with the Financing, the Vsource Board appointed two new members representing the investor group, David Hirschhorn and Todd Parker. Biographies of Messrs. Hirschhorn and Parker are contained in the press release dated July 18, 2005, which is attached as Exhibit 99.1 to this Form 8-K.

     Each of Messrs. Hirschhorn and Parker were Investors. Through Hope & Abel & Investments, Mr. Hirschhorn purchased 100 shares of Series 5-A Preferred Stock and warrants to purchase 60,000 shares of Vsource common stock. Mr. Parker purchased 100 shares of Series 5-A Preferred Stock and warrants to purchase 60,000 shares of Vsource common stock.

     Under the terms of the Financing, the Lead Investor has the right to appoint a third new director to the Vsource Board. In addition, Mr. Smith and the other two present members of the Vsource Board, Robert Schwartz and Richardson Sells, will continue to serve as Board members.

     Also on July 18, 2005, David Hirschhorn and Todd Parker replaced Mr. Smith in his capacity as Chairman and Chief Executive Officer and will serve as Co-Chairmen of the Board and Co-Chief Executive Officers of Vsource. As noted in
Item 1.01 above, Mr. Smith entered into the Consulting Agreement.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in
              Fiscal Year
              ------------------------------------------------------------

     On July 18, 2005, we filed the Certificate of Designations relating to the Series 5-A Preferred Stock with the Secretary of State of the State of Delaware.

Item 7.01     Regulation FD Disclosure.
              ------------------------

     On July 18, 2005, we issued a press release announcing the completion of the Financing The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01       Other Events.
                ------------

     On July 19, 2005, we mailed notices to holders of our Series 1-A Preferred Stock and Series 2-A Preferred Stock notifying them of an adjustment to their preferred stocks' respective conversion prices as a result of the issuances of shares in connection with the Financing. Copies of the notices to the holders of the Series 1-A Preferred Stock and the holders of Series 2-A Preferred Stock are attached as Exhibits 20.1 and 20.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.
                 ---------------------------------

                      Exhibit No.           Description
                      -----------           -----------
                          3.1               Certificate of Designations or
                                            Rights and Preferences of Series 5-A
                                            Convertible Preferred Stock of
                                            Vsource, Inc. filed with the
                                            Secretary of State of the State of
                                            Delaware on July 18, 2005
                          4.1               Series 5-A Preferred Stock and
                                            Warrant Purchase Agreement, dated as
                                            of July 7, 2005, by and among
                                            Vsource, Inc. and the investors
                                            listed therein.
                          4.2               Form of Vsource, Inc. Common Stock
                                            Purchase Warrant
                          10.1              Consulting and Non-Competition
                                            Agreement, dated as of July 18,
                                            2005, by and between Vsource, Inc.
                                            and Dennis M. Smith
                          20.1              Notice to holders of Series 1-A
                                            Preferred Stock
                          20.2              Notice to holders of Series 2-A
                                            Preferred Stock
                          99.1              Press release dated July 18, 2005



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            VSOURCE, INC.
                                            (Registrant)




Date:  July 20, 2005                  By:    /s/ David Hirschhorn
                                            ------------------------------------
                                                 David Hirschhorn
                                                 Co-Chief Executive Officer

                                  EXHIBIT INDEX

           Exhibit No.           Description
           -----------           -----------

               3.1 Certificate of Designations or Rights and Preferences of Series 5-A Convertible Preferred Stock of Vsource, Inc. filed with the Secretary of State of the State of Delaware on July 18, 2005
               4.1 Series 5-A Preferred Stock and Warrant Purchase Agreement, dated as of July 7, 2005, by and among Vsource, Inc. and the investors listed therein.
               4.2               Form of Vsource, Inc. Common Stock Purchase
                                 Warrant
               10.1 Consulting and Non-Competition Agreement, dated as of July 18, 2005, by and between Vsource, Inc. and Dennis M. Smith
              20.1               Notice to holders of Series 1-A Preferred Stock
              20.2               Notice to holders of Series 2-A Preferred Stock
              99.1               Press release dated July 18, 2005